EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2014, relating to the consolidated financial statements and the related financial statement schedule of iKang Guobin Healthcare Group, Inc., its subsidiaries, its variable interest entities (“VIEs”), and VIEs’ subsidiaries, appearing in the annual report on Form 20-F of iKang Healthcare Group, Inc. for the year ended March 31, 2014.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

March 6, 2015